QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3/A of our report dated February 14, 2003, except as to Note 16 for which the date is March 17, 2003, relating to the consolidated financial statements, which appears in Fiberstars, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the incorporation by reference of our report dated February 14, 2003 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California September 18, 2003

QuickLinks

  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS